EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                                Nine Months to
Three Months to
                                                                 September 30
September 30
                                                           _____________________
_____________________
                                                              1997       1996
1997        1996
________________________________________________________________________________
_________________________
EARNINGS (LOSS) PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Net income (loss). . . . . . . . . . . . . . . . . .     $215,014     $210,299
$  4,538     $ (5,118)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       95,121       94,284
95,366       94,637
                                                           ________     ________
________     ________

    Earnings (loss) per share of common stock. . . . .     $   2.26     $   2.23
$    .05     $   (.05)
                                                           ========     ========
========     ========


PRIMARY EARNINGS (LOSS) PER SHARE

  Net income (loss). . . . . . . . . . . . . . . . . .     $215,014     $210,299
$  4,538     $ (5,118)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       95,121       94,284
95,366       94,637
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .        1,003          606
1,240        1,057
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       96,124       94,890
96,606       95,694
                                                           ________     ________
________     ________

    Primary earnings (loss) per share. . . . . . . . .     $   2.24(1)  $
2.22(1) $    .05(1)  $   (.05)(2)
                                                           ========     ========
========     ========


FULLY DILUTED EARNINGS (LOSS) PER SHARE

  Net income (loss). . . . . . . . . . . . . . . . . .     $215,014     $210,299
$ 4,538     $ (5,118)
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        9,028        8,867
2,973        2,973
                                                           ________     ________
________     ________
  Net income (loss), as adjusted . . . . . . . . . . .     $224,042     $219,166
$ 7,511      $(2,145)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       95,121       94,284
95,366       94,637
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .        1,066          770
1,252        1,063
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,559        4,559
4,559        4,559
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .      100,746       99,613
101,177      100,259
                                                           ________     ________
________     ________

    Fully diluted earnings (loss) per share. . . . . .     $   2.22(1)  $
2.20(1) $    .07(2)  $   (.02)(2)
                                                           ========     ========
========     ========

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_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed exercise of stock options and/or the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produce an antidilutive result.
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